Exhibit 99.1

                            Explanation of Responses

1. Third Point LLC ("Third Point") acts as the investment manager of a variety of funds and managed accounts (the "Funds"), including Third Point Partners L.P. ("Partners") and Third Point Partners Qualified L.P. ("Qualified"). Third Point, as investment manager of the Funds, and Daniel S. Loeb, as Chief Executive Officer of Third Point, each may be deemed to beneficially own the shares of the issuer's common stock (the "Common Stock") directly held by the Funds.

2. These shares were issued in lieu of cash by the Company (at its option) in satisfaction of a "make-whole" amount related to the conversion by Partners and Partners Qualified of the issuer's 14% Senior Subordinated Convertible Secured Notes due 2013 (the "Notes"), pursuant to Section 4.10 of the Indenture governing such Notes. Pursuant to said Section 4.10, the shares of Common Stock were valued at the volume weighted average closing sales price of such Common Stock on the OTC Bulletin Board for the 10 consecutive trading days ending the last trading day before the delivery of the conversion notice, with the number of shares of Common Stock to be delivered in satisfaction of the make-whole obligation being at a 10% discount to the stock price.

3. Third Point and Mr. Loeb each disclaims beneficial ownership of these securities except to the extent of any indirect pecuniary interest therein, and this report shall not be deemed to be an admission that Third Point or Mr. Loeb is the beneficial owner of these securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules promulgated thereunder or for any other purpose. Each of Partners and Qualified hereby disclaims beneficial ownership of any securities reported herein other than those which it directly holds, for purposes of Section 16 of the Act and the rules promulgated thereunder or for any other purpose.

4. On August 12, 2008, Partners entered into a cash-settled swap agreement with another Fund, Third Point Offshore Fund, Ltd. ("Offshore"), pursuant to which, at each reset date, (i) Partners will be obligated to pay Offshore the amount, if any, by which the market value of the 27,874,970 shares of Common Stock on such reset date exceeds $11,219,675, which represents $0.4025 per share, (ii) Offshore will be obligated to pay Partners the amount, if any, by which $8,989,678, which represents $0.3225 per share, exceeds the market value of 27,874,970 shares of Common Stock on such reset date, and (iii) neither party is obligated to make any payments if the market value on such reset date of 27,874,970 shares of Common Stock is between $8,989,678 and $11,219,675. During the term of the swap agreement, any dividends received by Partners on the 27,874,970 shares of Common Stock will be paid to Offshore, and at each reset date Offshore will make a fixed payment to Partners on the notional amount of $11,080,300, which represents $0.3975 per share, at a rate of 3-month LIBOR plus 0.40%. For purposes of the foregoing, "market value" shall mean the product of 27,874,970 shares multiplied by the volume weighted average sales price of Common Stock on the OTC Bulletin Board for the last trading day prior to such reset date.


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5.  On August 12, 2008, Partners entered into a cash-settled swap agreement with another Fund, Third Point Ultra Ltd. ("Ultra"), pursuant to which, at each reset date, (i) Partners will be obligated to pay Ultra the amount, if any, by which the market value of the 6,280,658 shares of Common Stock on such reset date exceeds $2,527,965, which represents $0.4025 per share, (ii)
    Ultra will be obligated to pay Partners the amount, if any, by which $2,025,512, which represents $0.3225 per share, exceeds the market value of 6,280,658 shares of Common Stock on such reset date, and (iii) neither party is obligated to make any payments if the market value on such reset date of 6,280,658 shares of Common Stock is between $2,025,512 and $2,527,965.
    During the term of the swap agreement, any dividends received by Partners on the 6,280,658 shares of Common Stock will be paid to Ultra, and at each reset date Ultra will make a fixed payment to Partners on the notional amount of $2,496,562, which represents $0.3975 per share, at a rate of 3-month LIBOR plus 0.40%. For purposes of the foregoing, "market value" shall mean the product of 6,280,658 shares multiplied by the volume weighted average sales price of Common Stock on the OTC Bulletin Board for the last trading day prior to such reset date.

6. On August 12, 2008, Partners Qualified entered into a cash-settled swap agreement with Offshore pursuant to which, at each reset date, (i) Partners Qualified will be obligated to pay Offshore the amount, if any, by which the market value of the 41,310,527 shares of Common Stock at such reset date exceeds $16,627,487, which represents $0.4025 per share, (ii) Offshore will be obligated to pay Partners Qualified the amount, if any, by which $13,322,644, which represents $0.3225 per share, exceeds the market value of 41,310,527 shares of Common Stock, and (iii) neither party is obligated to make any payments if the market value of 41,310,527 shares of Common Stock is between $13,322,644 and $16,627,487. During the term of the swap agreement, any dividends received by Partners Qualified on the 41,310,527 shares of Common Stock will be paid to Offshore, and at each reset date Offshore will make a fixed payment to Partners Qualified on the notional amount of $16,420,934, which represents $0.3975 per share, at a rate of 3-month LIBOR plus 0.40%. For purposes of the foregoing, "market value" shall mean the product of 41,310,527 shares multiplied by the volume weighted average sales price of Common Stock on the OTC Bulletin Board for the last trading day prior to such reset date.

7. On August 12, 2008, Partners Qualified entered into a cash-settled swap agreement with Ultra pursuant to which, at each reset date, (i) Partners Qualified will be obligated to pay Ultra the amount, if any, by which the market value of the 9,307,895 shares of Common Stock on such reset date exceeds $3,746,428, which represents $0.4025 per share, (ii) Ultra will be obligated to pay Partners Qualified the amount, if any, by which $3,001,796, which represents $0.3225 per share, exceeds the market value of 9,307,895 shares of Common Stock on such reset date, and (iii) neither party is obligated to make any payments if the market value of 9,307,895 shares of Common Stock is between $3,001,796 and $3,746,428. During the term of the swap agreement, any dividends received by Partners Qualified on the 9,307,895 shares of Common Stock will be paid to Ultra, and at each reset date Ultra will make a fixed payment to Partners Qualified on the notional amount of $3,699,888, which represents $0.3975 per share, at a rate of 3-month LIBOR plus 0.40%. For purposes of the foregoing, "market value" shall mean the product of 9,307,895 shares multiplied by the volume weighted average sales price of Common Stock on the OTC Bulletin Board for the last trading day prior to such reset date.